Assured Guaranty Ltd.
March 31, 2025
Financial Supplement
This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty’s forward looking statements could be affected by many events. These events include: (i) significant changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads, foreign exchange rates, tariff regimes or general economic conditions, including the possibility of a recession or stagflation; (ii) geopolitical risk, terrorism and political violence risk, including those arising out of Russia’s invasion of Ukraine and intentional or accidental escalation between The North Atlantic Treaty Organization and Russia, conflicts in South Asia and the Middle East, confrontation over Iran’s nuclear program, the polarized political environment in the United States (U.S.), and strategic competition and tensions between the U.S. and China; (iii) cybersecurity risk and the impacts of artificial intelligence, machine learning and other technological advances, including potentially increasing the risks of malicious cyber attacks, dissemination of misinformation, and disruption of markets, including the markets in which the Company participates; (iv) the possibility of a U.S. government shutdown, payment defaults on the debt of the U.S. government or instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, and downgrades to their credit ratings; (v) developments in the world’s financial and capital markets, including stresses in the financial condition of banking institutions in the U.S. and the possibility that increasing participation of unregulated financial institutions in these markets results in losses or lower valuations of assets, reduced liquidity and credit and/or contraction of these markets, that adversely affect repayment rates of insured obligors, Assured Guaranty’s insurance loss or recovery experience, or investments of Assured Guaranty; (vi) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance; (vii) the possibility that budget or pension shortfalls, difficulties in obtaining additional financing or other factors will result in credit losses or liquidity claims on obligations of state, territorial and local governments, their related authorities, public corporations and other obligors that Assured Guaranty insures or reinsures; (viii) insured losses, including losses with respect to related legal proceedings, in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including below-investment-grade (BIG) healthcare, United Kingdom (U.K.) regulated utilities, European renewable energy, and Puerto Rico Electric Power Authority (PREPA) exposures; (ix) the impact of Assured Guaranty satisfying its obligations under insurance policies with respect to legacy insured Puerto Rico bonds; (x) the possibility that underwriting insurance in new jurisdictions and/or covering new sectors or classes of business does not result in the benefits anticipated or subjects Assured Guaranty to negative consequences; (xi) increased competition, including from new entrants into the financial guaranty industry, nonpayment insurance and other forms of capital saving or risk syndication available to banks and insurers; (xii) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to other negative or unanticipated consequences; (xiii) the possibility that Assured Guaranty’s mergers, acquisitions, divestitures and other strategic transactions, including the transactions with Sound Point Capital Management, LP (Sound Point, LP) and certain of its investment management affiliates (together with Sound Point, LP, Sound Point) and/or Assured Healthcare Partners LLC (AHP) and/or merger of Assured Guaranty Municipal Corp. (AGM) with and into Assured Guaranty Inc. (AG, formerly Assured Guaranty Corp.), do not result in the benefits anticipated and/or subject Assured Guaranty to negative consequences; (xiv) the inability to control the business, management or policies of entities in which Assured Guaranty holds a minority interest; (xv) the impact of market volatility on the fair value of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, contracts accounted for as derivatives, its committed capital securities (CCS), and its consolidated variable interest entities (VIEs); (xvi) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (xvii) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (xviii) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, including tariffs, or other governmental actions; (xix) the possibility that legal or regulatory decisions or determinations subject Assured Guaranty or obligations that it insures or reinsures to negative consequences; (xx) difficulties or delays with the execution of Assured Guaranty’s business strategy; (xxi) loss of key personnel; (xxii) changes in applicable accounting policies or practices; (xxiii) public health crises, including pandemics and endemics, and the governmental and private actions taken in response to such events; (xxiv) natural or man-made catastrophes; (xxv) the impact of climate change on Assured Guaranty’s business and regulatory actions taken related to such risk; (xxvi) other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission (SEC); (xxvii) other risks and uncertainties that have not been identified at this time; and (xxviii) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
GAAP (1) Highlights
Net income (loss) attributable to AGL	$176	$109
Net income (loss) attributable to AGL per diluted share	$3.44	$1.89
Weighted average shares outstanding
Basic shares outstanding	50.0	55.6
Diluted shares outstanding	50.7	57.1
Effective tax rate on net income	18.9%	21.4%
GAAP return on equity (ROE) (4)	12.7%	7.7%

Non-GAAP Highlights (2)
Adjusted operating income (loss)	$162	$113
Adjusted operating income (loss) per diluted share (2)	$3.18	$1.96
Weighted average diluted shares outstanding	50.7	57.1
Effective tax rate on adjusted operating income (3)	18.9%	20.9%
Adjusted operating ROE (2)(4)	11.2%	7.6%

Components of adjusted operating income (loss) (2)
Insurance segment	$168	$149
Asset Management segment	12	1
Corporate division	(20)	(37)
Other (6)	2	—
Adjusted operating income (loss)	$162	$113

Insurance Segment
Gross written premiums (GWP)	$35	$61
Present value of new business production (PVP) (2)	39	63
Gross par written	5,002	3,743

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$5	$39
Fair value gains (losses) of credit derivatives, pre-tax	40	—
Net income effect	36	30
Net income per diluted share	0.70	0.52

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(5), pre-tax	$45	$39
Adjusted operating income(5) effect	36	30
Adjusted operating income per diluted share (5)	0.70	0.52

1)    Accounting principles generally accepted in the United States of America (GAAP).
2)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
3)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
4)    Quarterly ROE calculations represent annualized returns. See page 6 for additional information on calculation.
5)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums and credit derivative revenues) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
6)    Represents the effect of consolidating financial guaranty variable interest entities (FG VIEs) and consolidated investment vehicles (CIVs) (FG VIE and CIV consolidation).

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	March 31, 2025		December 31, 2024
	Amount	Per Share	Amount	Per Share
Shareholders’ equity attributable to AGL	$5,590	$112.80	$5,495	$108.80
Adjusted operating shareholders’ equity (1)	5,818	117.40	5,795	114.75
Adjusted book value (ABV) (1)	8,562	172.79	8,592	170.12
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity	3	0.04	—	0.01
ABV	(4)	(0.07)	(6)	(0.13)

Shares outstanding at the end of period	49.6		50.5

Exposure
Financial guaranty net debt service outstanding	$419,136		$415,966
Financial guaranty net par outstanding:
Investment grade	$254,049		$251,370
BIG	9,542		10,182
Total	$263,591		$261,552

Claims-paying resources (2)	$10,266		$10,211

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 16 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenues
Net earned premiums	$91	$119
Net investment income	87	84
Net realized investment gains (losses)	(16)	8
Fair value gains (losses) on credit derivatives	104	10
Fair value gains (losses) on CCS	2	(10)
Fair value gains (losses) on FG VIEs	1	(3)
Fair value gains (losses) on CIVs	19	22
Foreign exchange gains (losses) on remeasurement	37	(12)
Fair value gains (losses) on trading securities	1	26
Other income (loss)	19	1
Total revenues	345	245
Expenses
Loss and loss adjustment expense (LAE) (benefit)	40	(1)
Interest expense	22	23
Amortization of deferred acquisition costs (DAC)	5	6
Employee compensation and benefit expenses	60	58
Other operating expenses	42	39
Total expenses	169	125
Income (loss) before income taxes and equity in earnings (losses) of investees	176	120
Equity in earnings (losses) of investees	53	24
Income (loss) before income taxes	229	144
Less: Provision (benefit) for income taxes	44	31
Net income (loss)	185	113
Less: Noncontrolling interests	9	4
Net income (loss) attributable to AGL	$176	$109

Earnings per share:
Basic	$3.49	$1.94
Diluted	$3.44	$1.89

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	March 31,	December 31,
	2025	2024
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$6,415	$6,369
Fixed-maturity securities, trading, at fair value	137	147
Short-term investments, at fair value	1,158	1,221
Other invested assets	960	926
Total investments	8,670	8,663
Cash	177	121
Premiums receivable, net of commissions payable	1,568	1,551
DAC	181	176
Salvage and subrogation recoverable	389	396
FG VIEs’ assets, at fair value	145	147
Assets of CIVs	119	101
Other assets	689	746
Total assets	$11,938	$11,901

Liabilities
Unearned premium reserve	$3,671	$3,719
Loss and LAE reserve	294	268
Long-term debt	1,700	1,699
FG VIEs’ liabilities, at fair value	163	164
Other liabilities	453	498
Total liabilities	6,281	6,348

Shareholders’ equity
Common shares	—	1
Retained earnings	5,903	5,878
Accumulated other comprehensive income (loss)	(314)	(385)
Deferred equity compensation	1	1
Total shareholders’ equity attributable to AGL	5,590	5,495
Nonredeemable noncontrolling interests	67	58
Total shareholders’ equity	5,657	5,553
Total liabilities and shareholders’ equity	$11,938	$11,901

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended
	March 31,
	2025	2024

Net income (loss) attributable to AGL	$176	$109
Less pre-tax adjustments:
Realized gains (losses) on investments	(16)	8
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(2)	10
Fair value gains (losses) on CCS	2	(10)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	33	(12)
Total pre-tax adjustments	17	(4)
Less tax effect on pre-tax adjustments	(3)	—
Adjusted operating income (loss)	$162	$113

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$2	$—

Components of adjusted operating income:
Segments:
Insurance	$168	$149
Asset Management	12	1
Total segments	180	150
Corporate division	(20)	(37)
Other	2	—
Adjusted operating income (loss)	$162	$113

Per diluted share:
Net income (loss) attributable to AGL	$3.44	$1.89
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.30)	0.14
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.04)	0.16
Fair value gains (losses) on CCS	0.03	(0.17)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.64	(0.20)
Total pre-tax adjustments	0.33	(0.07)
Less tax effect on pre-tax adjustments	(0.07)	—
Adjusted operating income (loss)	$3.18	$1.96

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$0.05	$—

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation	As of
	March 31,	December 31,	March 31,	December 31,
	2025	2024	2024	2023
Shareholders’ equity attributable to AGL	$5,590	$5,495	$5,629	$5,713
Adjusted operating shareholders’ equity	5,818	5,795	5,932	5,990
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders' equity	3	—	3	5

			Three Months Ended
			March 31,
			2025	2024
Net income (loss) attributable to AGL			$176	$109
Adjusted operating income (loss)			162	113

Average shareholders’ equity attributable to AGL			$5,543	$5,671
Average adjusted operating shareholders’ equity			5,807	5,961
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders’ equity			2	4

GAAP ROE (1)			12.7%	7.7%
Adjusted operating ROE (1)			11.2%	7.6%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	March 31,	December 31,	March 31,	December 31,
	2025	2024	2024	2023
Reconciliation of shareholders’ equity attributable to AGL to ABV:
Shareholders’ equity attributable to AGL	$5,590	$5,495	$5,629	$5,713
Less pre-tax reconciling items:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	47	49	44	34
Fair value gains (losses) on CCS	4	2	3	13
Unrealized gain (loss) on investment portfolio	(313)	(397)	(393)	(361)
Less taxes	34	46	43	37
Adjusted operating shareholders' equity	5,818	5,795	5,932	5,990
Pre-tax reconciling items:
Less: Deferred acquisition costs	181	176	164	161
Plus: Net present value of estimated net future revenue	199	202	191	199
Plus: Net deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed	3,415	3,473	3,393	3,436
Plus taxes	(689)	(702)	(687)	(699)
ABV	$8,562	$8,592	$8,665	$8,765

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax provision (benefit) of $0, $0, $1, and $1)	$3	$—	$3	$5
ABV (net of tax provision (benefit) of $(1), $(2), $(1), and $0)	$(4)	$(6)	$(3)	$—

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Income Components (1 of 2)
(in millions)

Components of Income for the Three Months Ended March 31, 2025

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$91	$—	$—	$—	$—	$91
Net investment income	86	—	4	(3)	—	87
Net realized investment gains (losses)	—	—	—	—	(16)	(16)
Fair value gains (losses) on credit derivatives (2)	43	—	—	—	61	104
Fair value gains (losses) on CCS	—	—	—	—	2	2
Fair value gains (losses) on FG VIEs	—	—	—	1	—	1
Fair value gains (losses) on CIVs	—	—	—	19	—	19
Foreign exchange gains (losses) on remeasurement	4	—	—	—	33	37
Fair value gains (losses) on trading securities	1	—	—	—	—	1
Other income (loss)	14	6	—	(1)	—	19
Total revenues	239	6	4	16	80	345

Expenses
Loss and LAE (benefit)(3)	(23)	—	—	—	63	40
Interest expense	—	—	24	(2)	—	22
Amortization of DAC	5	—	—	—	—	5
Employee compensation and benefit expenses	52	—	8	—	—	60
Other operating expenses	30	4	8	—	—	42
Total expenses	64	4	40	(2)	63	169
Equity in earnings (losses) of investees	30	13	16	(6)	—	53
Less: Provision (benefit) for income taxes	37	3	—	1	3	44
Less: Noncontrolling interests	—	—	—	9	—	9
Total	$168	$12	$(20)	$2	$14	$176

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (2 of 2)
(in millions)

Components of Income for the Three Months Ended March 31, 2024

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$120	$—	$—	$(1)	$—	$119
Net investment income	83	—	3	(2)	—	84
Net realized investment gains (losses)	—	—	—	—	8	8
Fair value gains (losses) on credit derivatives (2)	2	—	—	—	8	10
Fair value gains (losses) on CCS	—	—	—	—	(10)	(10)
Fair value gains (losses) on FG VIEs	—	—	—	(3)	—	(3)
Fair value gains (losses) on CIVs	—	—	—	22	—	22
Foreign exchange gains (losses) on remeasurement	—	—	—	—	(12)	(12)
Fair value gains (losses) on trading securities	26	—	—	—	—	26
Other income (loss)	(2)	1	2	—	—	1
Total revenues	229	1	5	16	(6)	245

Expenses
Loss and LAE (benefit)(3)	4	—	—	(3)	(2)	(1)
Interest expense	—	—	25	(2)	—	23
Amortization of DAC	6	—	—	—	—	6
Employee compensation and benefit expenses	48	—	10	—	—	58
Other operating expenses	27	—	12	—	—	39
Total expenses	85	—	47	(5)	(2)	125
Equity in earnings (losses) of investees	40	1	—	(17)	—	24
Less: Provision (benefit) for income taxes	35	1	(5)	—	—	31
Less: Noncontrolling interests	—	—	—	4	—	4
Total	$149	$1	$(37)	$—	$(4)	$109

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of March 31, 2025
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(3)	$2,003	$(14)	3.71%	3.25%	$1,924	$75
U.S. government and agencies	76	—	3.07	2.47	72	2
Corporate securities	2,630	(7)	3.80	3.17	2,477	100
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (2)(3)	649	(22)	5.21	4.16	569	34
Commercial mortgage-backed securities	183	—	3.93	3.13	182	7
Asset-backed securities (ABS)
Collateralized loan obligation (CLOs)	571	(1)	11.37	8.98	542	65
Other ABS (3)	581	(1)	4.36	3.50	578	25
Non-U.S. government securities	81	—	2.82	2.80	71	2
Total fixed maturity securities, available-for-sale	6,774	(45)	4.58	3.79	6,415	310
Short-term investments	1,158	—	4.24	3.44	1,158	49
Cash (4)	177	—	—	—	177	—
Total	$8,109	$(45)	4.53%	3.74%	$7,750	$359

Fixed maturity securities, trading (6)					$137

Ratings (5):	Fair Value	% of Portfolio
U.S. government and agencies	$72	1.1%
AAA/Aaa	801	12.5
AA/Aa	2,181	34.0
A/A	1,501	23.4
BBB	1,071	16.7
BIG	538	8.4
Not rated (7)	251	3.9
Total fixed maturity securities, available-for-sale	$6,415	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		3.8

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes fair value of $130 million in subprime RMBS, of which 92% were rated BIG.
3)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
4)    Cash is not included in the yield calculation.
5)    Ratings generally reflect the lower of Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC classifications except for purchased securities that the Company has insured, and for which it had expected losses to be paid (Loss Mitigation Securities) and certain other securities, which use internal ratings classifications. Loss mitigation and other securities total $820 million in par with carrying value of $590 million and are primarily included in the BIG category.
6)    Primarily includes contingent value instruments received in connection with the resolution of the Company’s exposure to insured Puerto Rico credits experiencing payment default other than PREPA. These securities are not rated.
7)    Primarily includes CLO equity tranches.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP (1 of 2)
(dollars in millions)

Investment Portfolio, Cash and CIVs as of March 31, 2025

	Insurance Related Subsidiaries (1)	Holding Companies (2)	Other (3)	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,397	$18	$—	$6,415
Fixed-maturity securities, trading	137	—	—	137
Total fixed-maturity securities	6,534	18	—	6,552
Short-term investments	829	328	1	1,158
Cash	123	11	43	177
Total short-term investments and cash	952	339	44	1,335
Other invested assets
Equity method investments:
Sound Point	—	411	—	411
Funds:
CLOs	105	—	—	105
Private healthcare investing	164	—	—	164
Asset-based/specialty finance	148	—	(39)	109
Middle market direct lending	12	—	—	12
Other	6	132	—	138
Total funds	435	132	(39)	528
Other	—	3	—	3
Total equity method investments	435	546	(39)	942
Other	14	4	—	18
Other invested assets	449	550	(39)	960
Total investment portfolio and cash(4)	$7,935	$907	$5	$8,847
CIVs
Assets of CIVs	$—	$—	$119	$119
Liabilities of CIVs	—	—	—	—
Nonredeemable noncontrolling interests	—	—	(67)	(67)
Total CIVs	$—	$—	$52	$52

1)    Includes the Company’s U.S., Bermuda, U.K. and French insurance subsidiaries and AG Asset Strategies LLC (AGAS) (separate company, excluding the effect of consolidating CIVs).
2)    Includes the Company’s holding companies: AGL, Assured Guaranty US Holdings Inc. (AGUS) and Assured Guaranty Municipal Holdings Inc. (AGMH).
3)    Includes the Company’s non-insurance subsidiaries, non-U.S. holding companies and CIVs and related intercompany eliminations.
4)    The alternative investments, excluding the ownership interest in Sound Point, had an inception-to-date annualized internal rate of return (IRR) of 13%, a year-to-date and a quarter-to-date return of 4%. Returns are calculated using the cash basis IRR method and are annualized, other than quarter-to-date returns.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP (2 of 2)
(dollars in millions)

Investment Portfolio, Cash and CIVs as of December 31, 2024

	Insurance Related Subsidiaries (1)	Holding Companies (2)	Other (3)	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,351	$18	$—	$6,369
Fixed-maturity securities, trading	147	—	—	147
Total fixed-maturity securities	6,498	18	—	6,516
Short-term investments	810	411	—	1,221
Cash	78	8	35	121
Total short-term investments and cash	888	419	35	1,342
Other invested assets
Equity method investments:
Sound Point	—	418	—	418
Funds:
CLOs (5)	100	—	—	100
Private healthcare investing	153	—	—	153
Asset-based/specialty finance	142	—	(33)	109
Middle market direct lending	11	—	—	11
Other	2	118	—	120
Total funds	408	118	(33)	493
Other	—	3	—	3
Total equity method investments	408	539	(33)	914
Other	9	3	—	12
Other invested assets	417	542	(33)	926
Total investment portfolio and cash(4)	$7,803	$979	$2	$8,784
CIVs
Assets of CIVs	$—	$—	$101	$101
Liabilities of CIVs	—	—	—	—
Nonredeemable noncontrolling interests	—	—	(58)	(58)
Total CIVs	$—	$—	$43	$43

1)    Includes the Company’s U.S., Bermuda, U.K. and French insurance subsidiaries and AGAS (separate company, excluding the effect of consolidating CIVs).
2)    Includes the Company’s holding companies: AGL, AGUS, AGMH.
3)    Includes the Company’s non-insurance subsidiaries, non-U.S. holding companies and CIVs and related intercompany eliminations.
4)    The alternative investments, excluding the ownership interest in Sound Point, had an inception-to-date annualized IRR of 13%, a year-to-date return of 16% and a quarter-to-date return of 4%. Returns are calculated using the cash basis IRR method and are annualized, other than quarter-to-date returns.
5)    In 2024, $263 million of CLO equity tranches were transferred to the fixed-maturity, available-for-sale portfolio from a previously consolidated CLO fund.

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs by Segment
(dollars in millions)

	Three Months Ended March 31, 2025
	Insurance	Asset Management	Corporate	Other	Total
Net investment income
Fixed-maturity securities, available-for-sale	$74	$—	$—	$(1)	$73
Short-term investments	9	—	4	—	13
Other	3	—	—	(2)	1
Total net investment income	$86	$—	$4	$(3)	$87

Fair value gains (losses) on trading securities	$1	$—	$—	$—	$1

Equity in earnings (losses) of investees
Sound Point	$—	$13	$—	$—	$13
Funds:
CLOs	8	—	—	—	8
Private healthcare investing	12	—	—	—	12
Asset-based/specialty finance	9	—	—	(6)	3
Middle market direct lending	1	—	—	—	1
Other	—	—	16	—	16
Total funds (1)	30	—	16	(6)	40
Other	—	—	—	—	—
Equity in earnings (losses) of investees	$30	$13	$16	$(6)	$53

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$19	$19
Noncontrolling interests	—	—	—	(9)	(9)
Total CIVs	$—	$—	$—	$10	$10

	Three Months Ended March 31, 2024
	Insurance	Asset Management	Corporate	Other	Total
Net investment income
Fixed-maturity securities, available-for-sale	$62	$—	$—	$—	$62
Short-term investments	19	—	3	—	22
Other	2	—	—	(2)	—
Total net investment income	$83	$—	$3	$(2)	$84

Fair value gains (losses) on trading securities	$26	$—	$—	$—	$26

Equity in earnings (losses) of investees
Sound Point	$—	$4	$—	$—	$4
Funds:
CLOs	20	—	—	(15)	5
Private healthcare investing	4	—	—	—	4
Asset-based/specialty finance	4	—	—	(2)	2
Middle market direct lending	3	—	—	—	3
Other	9	—	—	—	9
Total funds (1)	40	—	—	(17)	23
Other	—	(3)	—	—	(3)
Equity in earnings (losses) of investees	$40	$1	$—	$(17)	$24

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$22	$22
Noncontrolling interests	—	—	—	(4)	(4)
Total CIVs	$—	$—	$—	$18	$18

1)    Relates to funds managed by Sound Point and AHP, and certain other managers. Investments in funds are reported on a one-quarter lag.

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended
	March 31,
	2025	2024
Segment revenues
Net earned premiums and credit derivative revenues	$134	$122
Net investment income	86	83
Fair value gains (losses) on trading securities	1	26
Foreign exchange gains (losses) on remeasurement and other income (loss)	18	(2)
Total segment revenues	239	229

Segment expenses
Loss expense (benefit)	(23)	4
Amortization of DAC	5	6
Employee compensation and benefit expenses	52	48
Other operating expenses	30	27
Total segment expenses	64	85
Equity in earnings (losses) of investees	30	40
Segment adjusted operating income (loss) before income taxes	205	184
Less: Provision (benefit) for income taxes	37	35
Segment adjusted operating income (loss)	$168	$149

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2025
	AG	AG Re (1)	Eliminations (2)	Total
Claims-paying resources
Policyholders’ surplus	$3,522	$779	$57	$4,358
Contingency reserve	1,421	—	—	1,421
Qualified statutory capital	4,943	779	57	5,779
Unearned premium reserve and net deferred ceding commission income (3)	2,416	602	(57)	2,961
Loss and LAE reserves (3)(4)	—	46	—	46
Total policyholders' surplus and reserves	7,359	1,427	—	8,786
Present value of installment premium	822	258	—	1,080
CCS	400	—	—	400
Total claims-paying resources	$8,581	$1,685	$—	$10,266

Statutory net exposure (3)(5)	$202,678	$65,233	$(618)	$267,293
Net debt service outstanding (3)(5)	$325,927	$98,126	$(1,088)	$422,965

Ratios:
Net exposure to qualified statutory capital	41:1	84:1		46:1
Capital ratio (6)	66:1	126:1		73:1
Financial resources ratio (7)	38:1	58:1		41:1
Statutory net exposure to claims-paying resources	24:1	39:1		26:1

Separate company statutory basis:
Admitted assets	$7,119	$1,460
Total liabilities	3,598	681
Loss and LAE reserves (recoverable)	(102)	46
Paid in capital stock	441	826

1)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AG Re on a U.S. statutory-basis, except for contingency reserves.
2)    Eliminations consist of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    The numbers shown for AG have been adjusted to include its share of its U.K. and French insurance subsidiaries.
4)    Loss and LAE reserves exclude adjustments to claims-paying resources for AG because the balance was in a net recoverable position of $95 million.
5)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $4,096 million of specialty business.
6)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
7)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP

	Three Months Ended					Three Months Ended
	March 31, 2025					March 31, 2024
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$25	$(1)	$7	$4	$35	$44	$2	$13	$2	$61
Less: Installment GWP and other GAAP adjustments (1)	2	(1)	6	4	11	12	2	12	2	28
Upfront GWP	23	—	1	—	24	32	—	1	—	33
Plus: Installment premiums and other(2)	2	7	1	5	15	11	1	14	4	30
Total PVP	$25	$7	$2	$5	$39	$43	$1	$15	$4	$63

Gross par written	$4,269	$197	$121	$415	$5,002	$2,909	$—	$480	$354	$3,743

(1)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, and GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
(2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended March 31,
	2025	2024
Sector:
U.S. public finance:
General obligation	$1,568	$1,162
Municipal utilities	933	418
Tax backed	685	571
Higher education	462	—
Healthcare	306	116
Transportation	228	642
Housing revenue	87	—
Total U.S. public finance	4,269	2,909
Non-U.S. public finance:
Regulated utilities	140	—
Sovereign and sub-sovereign	57	—
Total non-U.S. public finance	197	—
Total public finance	4,466	2,909

U.S. structured finance:
Subscription finance facilities	92	151
Pooled corporate obligations	17	43
Insurance reserve financings and securitizations	—	250
Other structured finance	12	36
Total U.S. structured finance	121	480
Non-U.S. structured finance:
Subscription finance facilities	415	354
Total non-U.S. structured finance	415	354
Total structured finance	536	834

Total gross par written	$5,002	$3,743

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-24	2Q-24	3Q-24	4Q-24	1Q-25
PVP:
Public finance - U.S.	$43	$116	$34	$77	$25
Public finance - non-U.S.	1	33	10	23	7
Structured finance - U.S.	15	4	5	1	2
Structured finance - non-U.S.	4	2	14	20	5
Total PVP (1)	$63	$155	$63	$121	$39

Reconciliation of GWP to PVP:

Total GWP	$61	$132	$61	$186	$35
Less: Installment GWP and other GAAP adjustments	28	102	18	152	11
Upfront GWP	33	30	43	34	24
Plus: Installment premiums and other(2)	30	125	20	87	15
Total PVP	$63	$155	$63	$121	$39

Gross par written:
Public finance - U.S.	$2,909	$7,043	$5,387	$8,419	$4,269
Public finance - non-U.S.	—	1,572	665	436	197
Structured finance - U.S.	480	214	551	231	121
Structured finance - non-U.S. (1)	354	594	834	2,140	415
Total	$3,743	$9,423	$7,437	$11,226	$5,002

1)    PVP and gross par written include the present value of future premiums and total exposure, respectively, associated with other guaranties written by the Company that, under GAAP, are accounted for under Accounting Standards Codification (ASC) 460, Guarantees.
2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. Includes the present value of future premiums and fees associated with other business written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Earnings of Deferred Premium Revenue	Accretion of Discount	Effect of FG VIE Consolidation on Earnings of Deferred Premium Revenue and Accretion of Discount	Future Credit Derivative Revenues (3)
2025 (as of March 31)		$419,136
2025 Q2	$5,076	414,060	$76	$9	$1	$2
2025 Q3	6,736	407,324	75	9	1	2
2025 Q4	6,699	400,625	73	9	1	2
2026	22,599	378,026	278	34	3	9
2027	20,565	357,461	261	32	3	8
2028	20,337	337,124	248	30	2	7
2029	21,293	315,831	231	28	2	7

2025-2029	103,305	315,831	1,242	151	13	37
2030-2034	97,338	218,493	922	118	11	28
2035-2039	75,117	143,376	601	86	6	21
2040-2044	52,495	90,881	393	56	—	13
2045-2049	41,054	49,827	261	32	—	6
2050-2054	27,870	21,957	137	15	—	—
After 2054	21,957	—	109	12	—	—
Total	$419,136		$3,665	$470	$30	$105

Reconciliation of Net Deferred Premium Revenue to Net Unearned Premium Reserve(4)

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,665	$29
Specialty	5	—
Net deferred premium revenue	3,670	29
Contra-paid	(23)	(4)
Net unearned premium reserve	$3,647	$25

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2025. Actual amortization differs from expected maturities because of certain borrowers' right to call or prepay guaranteed obligations, terminations, or management's assumptions on structured finance amortization..
2)    See also page 23, for ‘‘Net Expected Loss to be Expensed.’’
3)    Represents expected future premiums on insured credit derivatives.
4)    Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).

Assured Guaranty Ltd.
Roll Forward of Net Expected Loss and LAE to be Paid (Recovered)
(dollars in millions)

Roll Forward of Net Expected Loss and LAE to be Paid (Recovered) (1) for the Three Months Ended March 31, 2025

	Net Expected Loss to be Paid (Recovered) as of December 31, 2024	Net Economic Loss Development (Benefit) During 1Q-25	Net (Paid) Recovered Losses During 1Q-25	Net Expected Loss to be Paid (Recovered) as of March 31, 2025
Public Finance:
U.S. public finance	$18	$29	$(12)	$35
Non-U.S. public finance	98	24	—	122
Public Finance	116	53	(12)	157

Structured Finance:
U.S. RMBS	(43)	(3)	9	(37)
Other structured finance	33	(65)	62	30
Structured Finance	(10)	(68)	71	(7)
Total	$106	$(15)	$59	$150

1)    Includes net expected loss to be paid (recovered), economic loss development (benefit) and (paid) recovered losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
Loss Measures
(dollars in millions)

	As of March 31, 2025	Three Months Ended March 31, 2025
	Total Net Par Outstanding for BIG Transactions	Net Economic Loss Development (Benefit)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$2,046	$29	$36	$36	$36
Non-U.S. public finance	6,615	24	6	6	6
Public finance	8,661	53	42	42	42
Structured finance:
U.S. RMBS	805	(3)	—	—	—
Other structured finance	76	(65)	(2)	(65)	(65)
Structured finance	881	(68)	(2)	(65)	(65)
Total	$9,542	$(15)	$40	$(23)	$(23)

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of March 31, 2025
(dollars in millions)

GAAP

2025 Q2	$4
2025 Q3	3
2025 Q4	3
2026	13
2027	17
2028	18
2029	18
2025-2029	76
2030-2034	79
2035-2039	39
2040-2044	18
2045-2049	21
2050-2054	15
After 2054	2
Total expected present value of net expected loss to be expensed (2)	250
Future expected accretion	6
Total expected future loss and LAE	$256

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 1.99% to 5.41%.
2)    Excludes $21 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding by Asset Type

	As of March 31, 2025	As of December 31, 2024
U.S. public finance:
General obligation	$78,405	$78,162
Tax backed	33,112	33,288
Municipal utilities	30,735	30,036
Transportation	26,712	26,958
Healthcare	14,293	14,007
Infrastructure finance	8,583	8,663
Higher education	7,828	7,381
Housing revenue	1,359	1,272
Renewable energy	163	164
Other public finance	1,227	1,244
Total U.S. public finance	202,417	201,175
Non-U.S. public finance:
Regulated utilities	23,215	22,361
Infrastructure finance	14,839	14,961
Sovereign and sub-sovereign	9,358	9,181
Renewable energy	1,636	1,596
Pooled infrastructure	1,066	1,101
Total non-U.S. public finance	50,114	49,200
Total public finance	252,531	250,375

U.S. structured finance:
Insurance reserve financings and securitizations	4,373	4,495
RMBS	1,474	1,507
Pooled corporate obligations	608	607
Financial products	527	492
Subscription finance facilities	217	185
Other structured finance	1,174	1,167
Total U.S. structured finance	8,373	8,453
Non-U.S. structured finance:
Subscription finance facilities	1,336	1,385
Pooled corporate obligations	482	468
RMBS	222	221
Other structured finance	647	650
Total non-U.S. structured finance	2,687	2,724
Total structured finance	11,060	11,177

Total net par outstanding	$263,591	$261,552

Please refer to the Glossary for an explanation of the presentation of net par outstanding and various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of March 31, 2025
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$24	—%	$2,050	4.1%	$503	6.0%	$487	18.1%	$3,064	1.2%
AA	17,579	8.7	2,906	5.8	5,242	62.6	62	2.3	25,789	9.8
A	113,268	56.0	12,226	24.4	1,019	12.2	2,060	76.7	128,573	48.8
BBB	69,500	34.3	26,317	52.5	728	8.7	78	2.9	96,623	36.6
BIG	2,046	1.0	6,615	13.2	881	10.5	—	—	9,542	3.6
Net Par Outstanding (1)	$202,417	100.0%	$50,114	100.0%	$8,373	100.0%	$2,687	100.0%	$263,591	100.0%

1)    As of March 31, 2025, the Company excluded $1.2 billion of net par outstanding attributable to Loss Mitigation Securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of March 31, 2025
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$35,894	13.6%
Texas	26,077	9.9
New York	19,580	7.4
Pennsylvania	18,796	7.1
Illinois	12,308	4.7
Florida	11,735	4.5
New Jersey	8,325	3.2
Michigan	5,004	1.9
Louisiana	4,913	1.9
Colorado	4,128	1.5
Other	55,657	21.1
Total U.S. public finance	202,417	76.8
U.S. structured finance (multiple states)	8,373	3.2
Total U.S.	210,790	80.0

Non-U.S.:
U.K.	41,833	15.9
Australia	1,741	0.7
France	1,542	0.6
Spain	1,537	0.5
Canada	1,181	0.4
Other	4,967	1.9
Total non-U.S.	52,801	20.0

Total net par outstanding	$263,591	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding.

Assured Guaranty Ltd.
Specialty Business
(dollars in millions)

	As of March 31, 2025		As of December 31, 2024
	Gross Exposure (1)	Net Exposure (1)	Gross Exposure (1)	Net Exposure (1)
Diversified real estate	$2,004	$2,004	$2,004	$2,004
Insurance reserve financings and securitizations	1,495	1,169	1,449	1,126
Pooled corporate obligations	836	836	868	868
Aircraft residual value insurance	147	87	147	87

1)    All exposures are rated investment-grade, except gross and net exposure of $5 million of aircraft residual value insurance as of both March 31, 2025 and December 31, 2024.

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

	Public Finance				Structured Finance
	U.S. Public Finance	Non-U.S. Public Finance	Total	Estimated Ending Net Par Outstanding	U.S. RMBS	U.S. and Non-U.S. Pooled Corporate	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2025 (as of March 31)				$252,531					$11,060
2025 Q2	$1,647	$156	$1,803	250,728	$52	$7	$496	$555	10,505
2025 Q3	3,120	526	3,646	247,082	54	60	203	317	10,188
2025 Q4	2,321	1,417	3,738	243,344	50	11	186	247	9,941
2026	8,691	2,113	10,804	232,540	187	162	818	1,167	8,774
2027	8,288	948	9,236	223,304	164	427	592	1,183	7,591
2028	8,639	984	9,623	213,681	153	223	640	1,016	6,575
2029	8,761	2,340	11,101	202,580	140	87	737	964	5,611

2025-2029	41,467	8,484	49,951	202,580	800	977	3,672	5,449	5,611
2030-2034	43,866	11,529	55,395	147,185	323	78	2,877	3,278	2,333
2035-2039	37,807	8,861	46,668	100,517	344	35	663	1,042	1,291
2040-2044	30,839	2,090	32,929	67,588	—	—	724	724	567
2045-2049	25,078	3,442	28,520	39,068	7	—	560	567	—
2050-2054	17,218	4,369	21,587	17,481	—	—	—	—	—
After 2054	6,142	11,339	17,481	—	—	—	—	—	—
Total	$202,417	$50,114	$252,531		$1,474	$1,090	$8,496	$11,060

Net par outstanding (end of period)

	1Q-24	2Q-24	3Q-24	4Q-24	1Q-25
Public finance - U.S.	$189,895	$194,593	$195,837	$201,175	$202,417
Public finance - non-U.S.	48,237	49,583	52,083	49,200	50,114
Structured finance - U.S.	8,643	8,759	8,717	8,453	8,373
Structured finance - non-U.S.	1,369	1,461	1,559	2,724	2,687
Net par outstanding	$248,144	$254,396	$258,196	$261,552	$263,591

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Puerto Rico Profile
As of March 31, 2025
(dollars in millions)

	Net Par Outstanding
	AG	AG Re	Total Net Par Outstanding	Gross Par Outstanding
Defaulted Puerto Rico Exposure
PREPA	$378	$154	$532	$540

Resolved Puerto Rico Exposure
Puerto Rico Highway and Transportation Authority	$—	$13	$13	$13

Non-Defaulting Puerto Rico Exposure
Puerto Rico Municipal Finance Agency (MFA)	$76	$15	$91	$97
University of Puerto Rico	1	—	1	1
Total non-defaulting	$77	$15	$92	$98

PREPA Amortization Schedule

	Scheduled Net Par Amortization	Scheduled Net Debt Service Amortization
2025 (April 1 - June 30)	$—	$3
2025 (July 1 - September 30)	68	78
2025 (October 1 - December 31)	—	2
Subtotal 2025	68	83
2026	106	126
2027	106	122
2028	68	80
2029	39	47
2030-2034	141	157
2035-2039	4	4
Total	$532	$619

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2025
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$562	51.6%	40.4%	48.2%
AA	68	6.2	36.1	36.1
A	307	28.2	59.1	42.3
BBB	153	14.0	36.2	37.1
Total exposures	$1,090	100.0%	44.8%	44.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement	Number of Transactions
Asset class:
Trust preferred
Banks and insurance	$194	17.8%	42.3%	66.6%	7
U.S. mortgage and real estate investment trusts	51	4.7	48.4	66.8	3
CLOs	845	77.5	45.2	37.7	10
Total exposures	$1,090	100.0%	44.8%	44.2%	20

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	March 31,	December 31,
	2025	2024
U.S. public finance:
Municipal utilities	$812	$813
Healthcare	380	1,200
General obligation	285	286
Tax backed	114	123
Transportation	98	107
Higher education	88	88
Housing revenue	67	67
Infrastructure finance	44	45
Other public finance	158	159
Total U.S. public finance	2,046	2,888
Non-U.S. public finance:
Regulated utilities	4,921	4,744
Renewable energy	885	851
Infrastructure finance	779	765
Sovereign and sub-sovereign	30	38
Total non-U.S. public finance	6,615	6,398
Total public finance	8,661	9,286

U.S. structured finance:
RMBS	805	819
Insurance reserve financings and securitizations	40	40
Other structured finance	36	37
Total U.S. structured finance	881	896
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	881	896
Total BIG net par outstanding	$9,542	$10,182

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Surveillance Category (1)

	As of
	March 31,	December 31,
	2025	2024
BIG Category 1
U.S. public finance	$904	$2,119
Non-U.S. public finance	6,076	5,879
U.S. structured finance	99	104
Non-U.S. structured finance	—	—
Total BIG Category 1	7,079	8,102
BIG Category 2
U.S. public finance	511	137
Non-U.S. public finance	539	519
U.S. structured finance	49	50
Non-U.S. structured finance	—	—
Total BIG Category 2	1,099	706
BIG Category 3
U.S. public finance	631	632
Non-U.S. public finance	—	—
U.S. structured finance	733	742
Non-U.S. structured finance	—	—
Total BIG Category 3	1,364	1,374
BIG Total	$9,542	$10,182

1)    The Company assigns each BIG exposure to one of the three BIG surveillance categories below, which generally represent the following: BIG 1: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is less than 50%, regardless of whether the Company has or has not paid a claim for which it expects to be reimbursed within one year (liquidity claim). BIG 2: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, but for which no claims (other than liquidity claims) have yet been paid. BIG 3: Below-investment-grade exposures for which future losses are expected, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, and for which claims, other than liquidity claims have been paid.

For purposes of classifying BIG exposures into one of the three BIG categories, the Company calculates the present value of projected claim payments and recoveries using the pre-tax book yield of the investment portfolio as the applicable discount rate.

For financial statement measurement purposes, the Company uses risk-free rates (as determined each quarter) for discounting, rather than pre-tax book yield of the investment portfolio, to calculate the expected losses to be paid. Expected losses to be paid (recovered) are based on probability weighted scenarios and serve as the basis for the loss reserves reported in accordance with U.S. GAAP.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of March 31, 2025
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
PREPA	$532	CCC
Palomar Health	374	CCC
Jackson Water & Sewer System, Mississippi	148	BB
MFA	91	B
New Jersey City University	87	BB
Stockton City, California	86	B
Harrisburg Parking System, Pennsylvania	72	B
San Jacinto River Authority (GRP Project), Texas	56	BB+
Indiana University of Pennsylvania, Pennsylvania	53	CCC
Total U.S. public finance	1,499

Non-U.S. public finance:
Southern Water Services Limited	2,704	BB
Thames Water Utilities Finance Plc	2,217	B
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	539	B+
Q Energy - Phase II - Pride Investments, S.A.	268	BB+
Hypersol Solar Inversiones, S.A.U.	264	BB+
Q Energy - Phase III - FSL Issuer, S.A.U.	248	B+
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	115	BB+
Q Energy - Phase IV - Anselma Issuer, S.A.	105	BB+
Road Management Services PLC (A13 Highway)	88	B+
Total non-U.S. public finance	6,548
Total public finance	8,047

U.S. structured finance:
RMBS:
Option One Mortgage Loan Trust 2007-Hl1	96	CCC	22.5%
Option One 2007-FXD2	96	B	14.0%
Argent Securities Inc. 2005-W4	93	CCC	10.2%
Nomura Asset Accept. Corp. 2007-1	50	CCC	15.4%
Total RMBS-U.S. structured finance	335

Total non-U.S. structured finance	—
Total structured finance	335

Total	$8,382

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of March 31, 2025
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
Pennsylvania (Commonwealth of)	$2,112	BBB+
New Jersey (State of)	1,987	BBB
Metro Washington Airports Authority (Dulles Toll Road)	1,638	BBB+
JFK New Terminal One, New York	1,600	BBB-
Alameda Corridor Transportation Authority, California	1,386	BBB
Lower Colorado River Authority	1,366	A
New York Power Authority	1,327	AA-
New York Metropolitan Transportation Authority	1,317	A-
Foothill/Eastern Transportation Corridor Agency, California	1,272	BBB+
South Carolina Public Service Authority - Santee Cooper	1,215	BBB+
North Texas Tollway Authority	1,178	A+
Philadelphia Water & Wastewater, Pennsylvania	1,150	A
Brightline Trains Florida LLC	1,133	BBB-
Montefiore Medical Center, New York	1,129	BBB-
Central Florida Expressway Authority, Florida	1,054	A+
North Carolina Turnpike Authority	1,050	BBB
CommonSpirit Health, Illinois	999	A-
San Joaquin Hills Transportation, California	969	BBB+
Pittsburgh Water & Sewer, Pennsylvania	924	A-
JFK Terminal 6, New York	922	BBB-
Yankee Stadium LLC New York City Industrial Development Authority	914	BBB
Municipal Electric Authority of Georgia	879	BBB+
San Diego Family Housing, LLC	871	AA
Philadelphia School District, Pennsylvania	869	A-
Metropolitan Pier and Exposition Authority, Illinois	860	BBB-
Chicago Water, Illinois	854	BBB+
Harris County - Houston Sports Authority, Texas	822	A-
ProMedica Healthcare Obligated Group, Ohio	820	BBB-
Thomas Jefferson University	795	A-
Dade County Seaport, Florida	780	A-
Houston Airport System, Texas	767	A
California (State of)	744	AA-
Maine (State of)	706	A
Chicago Public Schools, Illinois	704	BBB-
Illinois (State of)	687	BBB
Tucson (City of), Arizona	679	A+
Nassau County, New York	674	AA-
Wisconsin (State of)	657	A
Massachusetts (Commonwealth of) Water Resources	656	AA
Anaheim (City of), California	646	A-
Clark County School District, Nevada	642	A-
New York (City of), New York	635	AA-
Philadelphia (City of), Pennsylvania	634	A-
New York Transportation Development Corporation (LaGuardia Airport Terminal Redevelopment Project)	634	BBB-
Chicago-O'Hare International Airport, Illinois	624	A-
Pittsburgh International Airport, Pennsylvania	618	A-
Chicago (City of) Wastewater Transmission, Illinois	601	BBB+
Pennsylvania Turnpike Commission	595	A-
Private Transaction	587	BBB-
Mets Queens Ballpark	573	BBB
Total top 50 U.S. public finance exposures	$47,255
Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of March 31, 2025
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Reserve Financing and Securitization	$1,100	AA-
Private US Insurance Reserve Financing and Securitization	1,100	AA
Private US Insurance Reserve Financing and Securitization	1,041	AA-
Private US Insurance Reserve Financing and Securitization	412	AA-
Private US Insurance Reserve Financing and Securitization	397	AA-
Private Middle Market CLO	180	A
DB Master Finance LLC	165	BBB
Private US Insurance Reserve Financing and Securitization	134	A
Private Middle Market CLO	125	BBB+
Private US Insurance Reserve Financing and Securitization	118	AA
SLM Student Loan Trust 2007-A	114	AA
CWABS 2007-4	100	BBB+
Private Balloon Note Guarantee	100	A
Option One Mortgage Loan Trust 2007-Hl1	96	CCC
Option One 2007-FXD2	96	B
Argent Securities Inc. 2005-W4	93	CCC
Private Subscription Finance Transaction	88	A-
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Private Balloon Note Guarantee	59	BBB
Private Other Structured Finance Transaction	52	A-
Nomura Asset Accept. Corp. 2007-1	50	CCC
Private Balloon Note Guarantee	50	A
CWALT Alternative Loan Trust 2007-HY9	47	BBB+
ALESCO Preferred Funding XIII, Ltd.	46	AAA
Wendy's Funding, LLC	46	BBB
Total top 25 U.S. structured finance exposures	$5,872

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of March 31, 2025
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,704	BB
Thames Water Utilities Finance Plc	United Kingdom	2,217	B
Southern Gas Networks PLC	United Kingdom	2,159	BBB+
Dwr Cymru Financing Limited	United Kingdom	1,956	A-
Anglian Water Services Financing PLC	United Kingdom	1,811	A-
National Grid Gas PLC	United Kingdom	1,722	A-
Yorkshire Water Services Finance Plc	United Kingdom	1,312	BBB
Channel Link Enterprises Finance PLC	France, United Kingdom	1,261	BBB
Severn Trent Water Utilities Finance Plc	United Kingdom	1,015	BBB+
Capital Hospitals (Issuer) PLC	United Kingdom	999	BBB-
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	974	AAA
British Broadcasting Corporation (BBC)	United Kingdom	971	A+
Quebec Province	Canada	956	AA-
United Utilities Water PLC	United Kingdom	921	BBB+
Wessex Water Services Finance plc	United Kingdom	786	BBB+
National Grid Company PLC	United Kingdom	767	BBB+
South West Water UK	United Kingdom	734	BBB+
Aspire Defence Finance plc	United Kingdom	712	BBB+
Verdun Participations 2 S.A.S.	France	703	BBB-
South East Water	United Kingdom	661	BBB
Heathrow Funding Limited	United Kingdom	623	BBB
Private International Sub-Sovereign Transaction	United Kingdom	559	A+
Private Other Structured Finance Transaction	Australia	550	A-
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	539	B+
Campania Region - Healthcare receivable	Italy	530	BBB-
University of Sussex	United Kingdom	522	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	518	BBB+
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	493	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	490	BBB-
Derby Healthcare PLC	United Kingdom	465	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	450	BBB
Sydney Airport Finance Company	Australia	438	BBB+
Sutton and East Surrey Water plc	United Kingdom	410	BBB
Envestra Limited	Australia	400	A-
University of Essex, United Kingdom	United Kingdom	374	BBB
South Lanarkshire Schools	United Kingdom	358	BBB
Western Power Distribution (South West) plc	United Kingdom	357	BBB+
International Infrastructure Pool	United Kingdom	355	AAA
International Infrastructure Pool	United Kingdom	355	AAA
International Infrastructure Pool	United Kingdom	355	AAA
Northumbrian Water PLC	United Kingdom	329	BBB+
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	321	BBB
Private International Sub-Sovereign Transaction	United Kingdom	321	A
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	300	BBB-
Portsmouth Water, United Kingdom	United Kingdom	296	BBB
Japan Expressway Holding and Debt Repayment Agency	Japan	294	A+
South Staffordshire Water PLC	United Kingdom	291	BBB+
Western Power Distribution (South Wales) PLC	United Kingdom	291	BBB+
Bakethin Finance Plc	United Kingdom	286	A-
Private International Sub-Sovereign Transaction	United Kingdom	278	A
Total top 50 non-U.S. exposures		$37,489

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results
(dollars in millions)

	Three Months Ended
	March 31,
	2025	2024

Segment revenues	$6	$1
Segment expenses	4	—
Equity in earnings (losses) of investees	13	1
Segment adjusted operating income (loss) before income taxes	15	2
Less: Provision (benefit) for income taxes	3	1
Segment adjusted operating income (loss)	$12	$1

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(dollars in millions)

	Three Months Ended
	March 31,
	2025	2024

Revenues	$4	$5

Expenses
Interest expense	24	25
Employee compensation and benefit expenses	8	10
Other operating expenses	8	12
Total expenses	40	47
Equity in earnings (losses) of investees	16	—
Adjusted operating income (loss) before income taxes	(20)	(42)
Less: Provision (benefit) for income taxes	—	(5)
Adjusted operating income (loss)	$(20)	$(37)

Other

Assured Guaranty Ltd.
Other Results
(dollars in millions)

	Three Months Ended March 31, 2025
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$—	$—	$—	$—
Net investment income	(1)	—	(2)	(3)
Fair value gains (losses) on FG VIEs	1	—	—	1
Fair value gains (losses) on CIVs	—	19	—	19
Other income (loss)	—	(1)	—	(1)
Total revenues	—	18	(2)	16
Expenses
Loss expense (benefit)	—	—	—	—
Interest expense	—	—	(2)	(2)
Total expenses	—	—	(2)	(2)
Equity in earnings (losses) of investees	—	(6)	—	(6)
Adjusted operating income (loss) before income taxes	—	12	—	12
Less: Provision (benefit) for income taxes	—	1	—	1
Less: Noncontrolling interests	—	9	—	9
Adjusted operating income (loss)	$—	$2	$—	$2

	Three Months Ended March 31, 2024
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	—	—	(2)	(2)
Fair value gains (losses) on FG VIEs	(3)	—	—	(3)
Fair value gains (losses) on CIVs	—	22	—	22
Other income (loss)	—	—	—	—
Total revenues	(4)	22	(2)	16
Expenses
Loss expense (benefit)	(3)	—	—	(3)
Interest expense	—	—	(2)	(2)
Total expenses	(3)	—	(2)	(5)
Equity in earnings (losses) of investees	—	(17)	—	(17)
Adjusted operating income (loss) before income taxes	(1)	5	—	4
Less: Provision (benefit) for income taxes	—	—	—	—
Less: Noncontrolling interests	—	4	—	4
Adjusted operating income (loss)	$(1)	$1	$—	$—

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Three Months Ended March 31, 2025	Year Ended December 31,
		2024	2023	2022	2021
GAAP Summary Statements of Operations Data
Net earned premiums	$91	$403	$344	$494	$414
Net investment income	87	340	365	269	269
Total expenses	169	446	733	536	465
Income (loss) before income taxes	229	426	640	187	383
Net income (loss) attributable to AGL	176	376	739	124	389
Net income (loss) attributable to AGL per diluted share	3.44	6.87	12.30	1.92	5.23

GAAP Summary Balance Sheet Data
Total investments and cash	$8,847	$8,784	$9,212	$8,472	$9,728
Total assets	11,938	11,901	12,539	16,843	18,208
Unearned premium reserve	3,671	3,719	3,658	3,620	3,716
Loss and LAE reserve	294	268	376	296	869
Long-term debt	1,700	1,699	1,694	1,675	1,673
Shareholders’ equity attributable to AGL	5,590	5,495	5,713	5,064	6,292
Shareholders’ equity attributable to AGL per share	112.80	108.80	101.63	85.80	93.19

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$419,136	$415,966	$397,636	$369,951	$367,360
Gross debt service outstanding (end of period)	419,634	416,463	398,037	370,172	367,770
Net par outstanding (end of period)	263,591	261,552	249,153	233,258	236,392
Gross par outstanding (end of period)	264,072	262,032	249,535	233,438	236,765

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$418,869	$415,454	$396,448	$366,883	$362,013
Gross debt service outstanding (end of period)	419,367	415,951	396,849	367,103	362,423
Net par outstanding (end of period)	263,198	260,911	247,833	230,294	231,742
Gross par outstanding (end of period)	263,679	261,391	248,215	230,474	232,115

Claims-paying resources(2)
Policyholders' surplus	$4,358	$4,329	$4,807	$5,155	$5,572
Contingency reserve	1,421	1,392	1,296	1,202	1,225
Qualified statutory capital	5,779	5,721	6,103	6,357	6,797
Unearned premium reserve and net deferred ceding commission income	2,961	2,964	2,955	2,941	2,972
Loss and LAE reserves	46	53	145	165	167
Total policyholders' surplus and reserves	8,786	8,738	9,203	9,463	9,936
Present value of installment premium	1,080	1,073	1,062	955	883
CCS and standby line of credit	400	400	400	400	400
Total claims-paying resources	$10,266	$10,211	$10,665	$10,818	$11,219

Ratios:
Net exposure to qualified statutory capital	46:1	46:1	41:1	36:1	34:1
Capital ratio	73:1	73:1	66:1	58:1	53:1
Financial resources ratio	41:1	41:1	37:1	34:1	32:1
Adjusted statutory net exposure to claims-paying resources	26:1	26:1	24:1	21:1	21:1

Par and Debt Service Written (Financial Guaranty and Specialty)
Gross debt service written:
Public finance - U.S.	$7,677	$44,019	$41,902	$36,954	$35,572
Public finance - non-U.S.	216	3,302	3,286	756	1,890
Structured finance - U.S.	149	1,495	2,130	1,120	1,319
Structured finance - non-U.S.	415	4,078	3,084	551	431
Total gross debt service written	$8,457	$52,894	$50,402	$39,381	$39,212

Net debt service written	$8,457	$52,760	$50,402	$39,381	$39,212
Net par written	5,002	31,695	28,960	22,047	26,656
Gross par written	5,002	31,829	28,960	22,047	26,656

1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 16 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended March 31, 2025	Year Ended December 31,
		2024	2023	2022	2021
Total GWP	$35	$440	$357	$360	$377
Less: Installment GWP and other GAAP adjustments (2)	11	300	247	145	158
Upfront GWP	24	140	110	215	219
Plus: Installment premiums and other (3)	15	262	294	160	142
Total PVP	$39	$402	$404	$375	$361

PVP:
Public finance - U.S.	$25	$270	$212	$257	$235
Public finance - non-U.S.	7	67	83	68	79
Structured finance - U.S.	2	25	68	43	42
Structured finance - non-U.S.	5	40	41	7	5
Total PVP	$39	$402	$404	$375	$361

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$176	$376	$739	$124	$389
Less pre-tax adjustments:
Realized gains (losses) on investments	(16)	9	(14)	(56)	15
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(2)	14	106	(18)	(64)
Fair value gains (losses) on CCS	2	(10)	(35)	24	(28)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	33	(26)	51	(110)	(21)
Total pre-tax adjustments	17	(13)	108	(160)	(98)
Less tax effect on pre-tax adjustments	(3)	—	(17)	17	17
Adjusted operating income (loss)	$162	$389	$648	$267	$470

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$3.44	$6.87	$12.30	$1.92	$5.23
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.30)	0.16	(0.23)	(0.87)	0.20
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.04)	0.27	1.75	(0.27)	(0.85)
Fair value gains (losses) on CCS	0.03	(0.19)	(0.57)	0.37	(0.38)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.64	(0.47)	0.84	(1.72)	(0.29)
Total pre-tax adjustments	0.33	(0.23)	1.79	(2.49)	(1.32)
Tax effect on pre-tax adjustments	(0.07)	—	(0.27)	0.27	0.23
Adjusted operating income (loss) per diluted share	$3.18	$7.10	$10.78	$4.14	$6.32

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, and GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    Includes the present value of future premiums and fees on new business paid in installments, discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. Includes the present value of future premiums and fees associated with other business written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of March 31, 2025	As of December 31,
		2024	2023	2022	2021
ABV reconciliation:
Shareholders’ equity attributable to AGL	$5,590	$5,495	$5,713	$5,064	$6,292
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	47	49	34	(71)	(54)
Fair value gains (losses) on CCS	4	2	13	47	23
Unrealized gain (loss) on investment portfolio	(313)	(397)	(361)	(523)	404
Less taxes	34	46	37	68	(72)
Adjusted operating shareholders’ equity	5,818	5,795	5,990	5,543	5,991
Pre-tax adjustments:
Less: Deferred acquisition costs	181	176	161	147	131
Plus: Net present value of estimated net future revenue	199	202	199	157	160
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,415	3,473	3,436	3,428	3,402
Plus taxes	(689)	(702)	(699)	(602)	(599)
ABV	$8,562	$8,592	$8,765	$8,379	$8,823

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax (provision) benefit of $0, $0, $(1), $(4), and $(5))	$3	$—	$5	$17	$32
ABV (net of tax (provision) benefit of $1, $2, $0, $(3), and $(3))	$(4)	$(6)	$—	$11	$23

ABV per share reconciliation:
Shareholders’ equity attributable to AGL per share	$112.80	$108.80	$101.63	$85.80	$93.19
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.94	0.96	0.61	(1.21)	(0.80)
Fair value gains (losses) on CCS	0.08	0.05	0.22	0.80	0.34
Unrealized gain (loss) on investment portfolio	(6.32)	(7.86)	(6.40)	(8.86)	5.99
Less taxes	0.70	0.90	0.66	1.15	(1.07)
Adjusted operating shareholders' equity per share	117.40	114.75	106.54	93.92	88.73
Pre-tax adjustments:
Less: Deferred acquisition costs	3.65	3.47	2.87	2.48	1.95
Plus: Net present value of estimated net future revenue	4.01	3.99	3.54	2.66	2.37
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	68.92	68.75	61.12	58.10	50.40
Plus taxes	(13.89)	(13.90)	(12.41)	(10.22)	(8.88)
ABV per share	$172.79	$170.12	$155.92	$141.98	$130.67

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity per share	$0.04	$0.01	$0.07	$0.28	$0.47
ABV per share	$(0.07)	$(0.13)	$—	$0.19	$0.34

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2024.

U.S. Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s non-U.S. regulated utility business is conducted in the U.K.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of non-U.S. infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s non-U.S. infrastructure business is conducted in the U.K.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the U.S.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. These transactions often benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s non-U.S. renewable energy business is conducted in Spain.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. The Company has not entered into a pooled infrastructure transaction since 2006.

Structured Finance:
Insurance Reserve Financings and Securitizations are transactions, including life insurance transactions, where obligations are secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Residential Mortgage Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit, which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008.

Subscription Finance Facilities are lending facilities provided to closed-end private market funds, most frequently private-equity funds. The facilities are secured by the uncalled capital commitments of the limited partners (LP) to the fund. The Company may guarantee new or existing facilities and on a single facility or portfolio basis. Assured Guaranty’s exposures are generally to facilities with characteristics that include a high-quality fund sponsor with strong historical performance, a diverse LP base composed primarily of institutional LPs and experienced bank lenders.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Financial Products Business is the guarantee of certain business written by financial products companies owned by Dexia SA, which comprised guaranteed investment contracts, medium term notes and equity payment undertaking agreements associated with leveraged lease business. This business is being run off with the final maturity due in 2031. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former financial products business.

Glossary (continued)

Sectors (continued)
Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other U.S. and Non-U.S. Structured Finance Obligations categories above.

Specialty Business
The Company also guarantees specialty business with similar risk profiles to its structured finance exposures written in financial guaranty form. Specialty business includes, for example, diversified real estate, insurance reserve financings and securitizations, pooled corporate obligations and aircraft residual value insurance transactions.

Non-GAAP Financial Measures

The Company discloses both: (i) financial measures determined in accordance with GAAP; and (ii) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and CIVs in which certain subsidiaries invest.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

The Company’s management and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The financial measures that the Company uses to help determine compensation are: (i) adjusted operating income per share, further adjusted to remove the effect of FG VIE and CIV consolidation (core operating income per share); (ii) adjusted operating shareholders’ equity per share, further adjusted to remove the effect of FG VIE and CIV consolidation (core operating shareholders’ equity per share); (iii) ABV per share, further adjusted to remove the effect of FG VIE and CIV consolidation (core ABV per share); (iv) core operating return on equity, which is calculated as core operating income divided by the average of core operating shareholders’ equity at the beginning and end of the period; and (v) PVP.

The Company’s management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or ABV, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation, enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: The Company’s management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments that are recognized in net income (loss) attributable to AGL, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are recognized in net income (loss) attributable to AGL, which is the amount of fair value gains (losses) in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income (loss) attributable to AGL. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income (loss) attributable to AGL. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted operating income per share is calculated by dividing adjusted operating income by the weighted average diluted shares. The method for calculating weighted average diluted shares is in accordance with GAAP.

Adjusted Operating Shareholders’ Equity and ABV: The Company’s management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss. The Company’s management uses ABV, further adjusted to remove the effect of FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. The Company’s management believes that ABV is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses.

Adjusted operating shareholders’ equity per share and ABV per share, each further adjusted for FG VIE and CIV consolidation (core operating shareholders’ equity per share and core ABV per share, respectively), are two of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are reported on the consolidated balance sheet, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS that are reported on the consolidated balance sheet. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not result in an economic gain or loss.

4)     The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

ABV is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed.

4)    The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Shares outstanding as of the end of the reporting period are used to calculate adjusted operating shareholders’ equity per share and ABV per share.

The unearned premiums and revenues included in ABV will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current ABV due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: The Company’s management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-financial guaranty insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: The Company’s management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Insurance segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP GWP and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Director, Media Relations
(212) 408-6042
adurani@agltd.com